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                                                                    EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Rare Medium Group, Inc. (formerly ICC Technologies, Inc.) (the Company) on Form S-8 (File Nos. 33-37036, 33-37037, 33-85634, 33-85636,
33-89122, 33-89124 and 333-76957) and Registration Statements on Form S-3 (File Nos. 33-76107, 333-95829 and 333-30170) of our report, dated March 20, 1998, relating to the consolidated financial statements of the Company which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in these registration statements of our report, dated March 20, 1998, relating to the financial statements of Engelhard/ICC, which also appears in such Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 22, 2000.